As filed with the Securities and Exchange Commission on September
9, 1999

                  Registration No. 333-76797
-----------------------------------------------------------------
                SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                   ---------------------------

                               Form S-8
      Registration Statement Under The Securities Act of 1933

                   ---------------------------

                      EMS TECHNOLOGIES, INC.
       (Exact name of registrant as specified in its charter)


         Georgia				                     58-1035424
    --------------------             ----------------------
  (State of Incorporation)	  (IRS Employer Identification No.)


                       660 Engineering Drive
                       Technology Park/Atlanta
                       Norcross, Georgia 30092
                       (770) 263-9200
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                (Address of Principal Executive Offices)


            EMS Technologies, Inc. Employee Stock Purchase Plan
           -----------------------------------------------------
                       (Full Title of the plan)


William S. Jacobs
Vice President and General Counsel
EMS Technologies, Inc.
660 Engineering Drive
Technology Park/Atlanta
Norcross, Georgia 30092
(770) 263-9200, ext. 4214
-----------------------------------------------------------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)


                    CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------

Title of    	Amount	     Proposed	        Proposed	        Amount of
Securities	  to be       Maximum	         Maximum	         Registration
To be	       Registered	 Offering Price   Aggregate	       Fee
Registered		             Per Share        Offering Price
------------------------------------------------------------------
Common Stock, 590,000	    $12.9375*	      $7,633,125	      $2,313.07
$.10 par value
------------------------------------------------------------------
*Determined in accordance with Rule 457 (h) and (c), based on the average of the high and low sales prices reported in the NASDAQ system for September 7, 1999.

Item 3.	Incorporation of Documents by Reference

The following documents heretofore filed by EMS
Technologies, Inc. (the Company) with the Securities and
Exchange Commission under the Securities Exchange Act of 1934
(the "Exchange Act") are hereby incorporated herein by reference:

(1) The Company's Annual Report on Form 10-K for the year ended December 31, 1998.

(2) The Company's Report on Form 10-Q for the quarter ended April 2, 1999.

(3) The Company's Report on Form 10-Q for the quarter ended July 2, 1999.

(4) The Company's current report on Form 8-K dated
January 29, 1999, as amended April 14, 1999.

(5) The Company's current report on Form 8-K dated
March 15, 1999.

(6) The Company's current report on Form 8-K dated
April 6, 1999, as amended April 9, 1999.

(7) The description of the Common Stock hereby registered contained in the Company's Registration
Statement for the Common Stock on Form 8-A, as amended
April 12, 1999, under the Securities Exchange Act.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicated that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the respective date of filing of each such document.

Item 4.	Description of Securities

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

William S. Jacobs, Vice President and General Counsel of the Registrant, who has given his opinion as to the validity of the securities hereby registered, is an officer and employee of the Registrant, and he and/or members of his family are beneficial owners of an aggregate 26,544 shares of the Registrant's outstanding common stock. Mr. Jacobs also holds options to acquire 30,000 additional shares (of which options for 4,000 shares currently may be exercised).

Item 6.	Indemnification of Directors and Officers.


The Bylaws of EMS Technologies, Inc. (EMS) provide that EMS will indemnify its directors and officers, and persons serving at its request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, judgments and amounts paid in settlement actually and reasonably incurred by any such person in connection with threatened or actual actions, suits or proceedings, whether civil, criminal, administrative or investigative, to which such person becomes subject by having served in such role. Such indemnification shall be made if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of EMS and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that such person did not so act and did not have such reasonable cause to believe. With respect to actions by or on behalf of EMS, the foregoing indemnification pursuant to the Bylaws shall not be paid for judgments or amounts paid in settlement, but shall be paid for expenses; however, except as discussed below, no indemnification will be made for any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to EMS, except to the extent that a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity.

EMS will indemnify the persons discussed in the immediately preceding paragraph only when (a) its Board of Directors by a majority vote of a quorum consisting of directors who are not parties to the action, suit or proceeding, (b) if such a quorum is not obtainable, a committee, consisting of two or more directors who are not parties to the actions, suit or proceeding designated by the Board of Directors (in which designation interested directors may participate), by a majority vote, or (c) special legal counsel selected by the Board of Directors or its committee in the manner described in (a) or (b) above, or, if a quorum of the Board of Directors cannot be obtained, by a majority vote of the full Board of Directors (in which selection interested directors may participate), or (d) the shareholders, by the affirmative vote of a majority of the shares entitled to vote thereon, determine that indemnification is proper in the circumstances because the person has met the applicable standard of conduct discussed in the immediately preceding paragraph. However, expenses shall be paid by EMS as they are incurred and in advance of the final disposition of the relevant case, upon receipt of an undertaking by the director or officer to repay such amounts if it shall ultimately be determined that he or she is not entitled to be indemnified. Independent of these indemnification provisions contained in the Bylaws, the Georgia Business Corporation Code provides a statutory right to indemnification from EMS to a director who is successful in the defense of any proceeding to which he was a party because he is a director.


In addition to the foregoing indemnification provisions, the Bylaws authorize further indemnification of directors and officers. Pursuant to this provision, EMS is a party to Indemnification Agreements that provide substantially broader indemnity rights than those described above. Among other things, these Agreements provide for indemnification in respect of judgments in actions by or on behalf of EMS, and do not require, as a condition of indemnification, independent determinations that the individual met the specified standards of conduct. However, under the Agreements and applicable Georgia law, no indemnification may be paid: (i) if it is determined that the individual's conduct constituted intentional misconduct, fraud or a knowing violation of the law, or an appropriation, in violation or his or her duties, of any business opportunity of the Company;
(ii) with respect to liability for distributions to shareholders in excess of amounts legally available for such distributions; or
(iii) with respect to any transaction from which he or she received an improper personal benefit.

EMS maintains a directors' and officers' liability insurance policy covering certain losses arising from claims made against them by reason of wrongful acts (with certain exceptions) committed by them in their capacities as directors and officers.
 The insurer's limit of liability under the policy is $10 million per policy year.



Item 7.	Exemption from Registration Claimed.

	Not Applicable.

Item 8.	Exhibits.

The following documents are filed as exhibits to this Registration Statement:

4.1      	Second Amended and Restated Articles of Incorporation
          of the Registrant, effective March 22, 1999
          (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998).

4.2	      Bylaws of the Registrant, as amended through March 15,
          1999(incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998).

4.3	      EMS Technologies, Inc. Stockholder Rights Plan dated as
          of April 6, 1999 (incorporated by reference to Exhibit
          4.1 to the Registrant's Report on Form 8-K dated April
          6, 1999, as amended on April 9, 1999).

5.1	      Opinion of William S. Jacobs, General Counsel to the
          Registrant, as to the legality of the securities being registered.

24.1	     Consent of KPMG LLP.

24.2      Consent of Ernst & Young LLP.

24.3	     Consent of William S. Jacobs (appears in his opinion
          filed as Exhibit 5.1).


Item 9.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales
are being made, a post-effective amendment to this registration statement:


(i)		to include any prospectus required by
Section 10(a)(3) of the Securities Act
of 1933:

(ii)	to reflect in the prospectus any facts
or events arising after the effective
date of the registration statement (or
the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	to include any material information with
respect to the plan of distribution not
previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraph (a) (1) (i) and
(a) (1) (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities
Exchange Act of 1934 that are incorporated by reference in this registration statement.

2.	That, for the purpose of determining any liability
under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration, by means of a post-
effective amendment, any of the securities being registered that remain unsold at the termination of the offering.


(b)		The undersigned Registrant hereby undertakes that,
for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of
1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)		Insofar as indemnification for liabilities arising
under the Securities Act of 1933 may be permitted to directors, officers, and controlling person of the Registrant pursuant to the provisions described in
Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in this City of Norcross and State of Georgia, on this 9th day of September, 1999.




EMS TECHNOLOGIES, INC.


By:	/s/Thomas E. Sharon
     ------------------------
     Thomas E. Sharon
     Chairman of the Board,
     President and Chief
 				Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated.

      Signature              Title                Date

/s/Thomas E. Sharon		        Chairman of the   September 9, 1999
--------------------         Board, President  -----------------
Thomas E. Sharon             and Chief Executive
                             Officer (Principal
                             Executive Officer)


/s/Don T. Scartz			          Director, Sr. 	   September 9, 1999
--------------------         Vice President    -----------------
Don T. Scartz                and Chief
                             Financial Officer,
                             and Treasurer
                             (Principal
                             Financial and
                             Accounting
                             Officer)


/s/Alfred G. Hansen		        Director		        September 9, 1999
--------------------                           -----------------
Alfred G. Hansen


/s/Jerry H. Lassiter	        Director		        September 9, 1999
--------------------                           -----------------
Jerry H. Lassiter


/s/John B. Mowell		          Director  		      September 9, 1999
--------------------                           -----------------
John B. Mowell


/s/Norman E. Thagard	        Director          September 9, 1999
--------------------                           -----------------
Norman E. Thagard


	INDEX TO EXHIBITS

Exhibit
Number       Description
-------      -----------------------

4.1		       	Second Amended and Restated Articles of
             Incorporation of the Registrant, effective March 22, 1999(incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year
    	        ended December 31, 1998).

4.2	         Bylaws of the Registrant, as amended through March
             15, 1999(incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998).

4.3		       	EMS Technologies, Inc. Stockholder Rights Plan dated
		           as of April 6, 1999 (incorporated by reference to
             Exhibit 4.1 to the Registrant's Report on Form 8-K dated April 6, 1999, as amended on April 9, 1999).

5.1			       Opinion of William S. Jacobs, General Counsel to the
		           Registrant, as to the legality of the securities
             being registered.

24.1			      Consent of KPMG LLP.

24.2 		      Consent of Ernst & Young LLP.

24.3			      Consent of William S. Jacobs (appears in his opinion
		           filed as Exhibit 5.1).


                                                   Exhibit 5.1

September 9, 1999



EMS Technologies, Inc.
660 Engineering Drive
Technology Park/Atlanta
Norcross, Georgia 30092



Gentlemen:

This opinion is given to you in connection with the filing by EMS Technologies, Inc., a Georgia corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Registration Statement on Form S-8 (the "Registration Statement") with respect to 590,000 shares of the common stock, $.10 par value (the "Common Stock"), of the Company issuable pursuant to the Company's Employee Stock Purchase Plan (the "Plan"). As counsel for the Company I have examined the relevant corporate documents incident to the giving of this opinion.

Based on the foregoing, I am of the opinion that upon approval by the Company's Board of Directors of sales, if any, directly from the Company to the Plan, the shares of Common Stock so sold, and purchased and delivered in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



								Very truly yours

								/s/ William S. Jacobs
								-------------------------
								William S. Jacobs
								General Counsel









                                                	  Exhibit 24.1


CONSENT OF INDEPENDENT AUDITORS






The Board of Directors
EMS Technologies, Inc.


We consent to the use of our reports incorporated herein by reference.





                              						/s/ KPMG LLP
						                              ------------
						                                  KPMG LLP



Atlanta, Georgia
September 9, 1999























                                                    Exhibit 24.2



CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) No. 333-76797 pertaining to the employee stock purchase plan of EMS Technologies, Inc. and to the incorporation by reference therein of our report dated February 18, 1999, with respect to the combined financial statements of the Space Systems and Products Division of Spar Aerospace Limited and Spar Holdings Inc. as at and for the year ended December 31, 1998 included in EMS Technologies, Inc.'s Form 8 K/A filed with the Securities and Exchange Commission.



                          									/s/Ernst & Young LLP
									                          --------------------
Toronto, Canada						                 Ernst & Young LLP
September, 9, 1999					               Chartered Accountants